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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use, in Amendment No. 1 in this Registration Statement on Form S-4, of our report dated February 22, 1999, relating to the consolidated financial statements of Express Capital Concepts, Inc. and Subsidiary for the years ended December 31, 1998, 1997 and 1996 and the reference to our firm under the caption "Selected Historical Financial Statements" and "Experts" in the Prospectus contained in said Registration Statement.



                                          /s/ ANGELL & DEERING

                                          Angell & Deering
                                          Certified Public Accountants

Denver, Colorado
May 11, 1999